   As filed with the Securities and Exchange Commission on November 24, 1998.

                                                         File No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                        ________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                        ________________________________

                                  ACSYS, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Georgia                                              58-2299173
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

                           75 14TH STREET, SUITE 2200
                            ATLANTA, GEORGIA  30309
                                 (404) 817-9440
   (Address, including zip code, and telephone number of Principal Executive
                                    Offices)

                        STOCK OPTION FOR WILLIAM B. BOND
                       STOCK OPTION FOR JOHN P. O'DONNELL
                          STOCK OPTION FOR CLARK SMITH
                        STOCK OPTION FOR BRIAN W. TROUT
                         STOCK OPTION FOR STEVE A. WEED
                           (FULL TITLE OF THE PLANS)

                               TIMOTHY MANN, JR.
                            CHIEF EXECUTIVE OFFICER
                                  ACSYS, INC.
                           75 14TH STREET, SUITE 2200
                            ATLANTA, GEORGIA  30309
                                 (404) 817-9440
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
                                 BRYAN E. DAVIS
                            RICHARD J. OELHAFEN, JR.
                               ALSTON & BIRD LLP
                              ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                          ATLANTA, GEORGIA 30309-3424
                           TELEPHONE: (404) 881-7591
                            _______________________

                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED           PROPOSED
                                                              MAXIMUM           MAXIMUM
         TITLE OF SECURITIES               AMOUNT TO      OFFERING PRICE       AGGREGATE          AMOUNT OF
          TO BE REGISTERED             BE REGISTERED (1)   PER UNIT (2)    OFFERING PRICE (2)  REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
COMMON STOCK, NO PAR VALUE                  39,480            $7.09           $279,913.20           $77.82
---------------------------------------------------------------------------------------------------------------

   (1) This Registration Statement covers 14,100 shares to be issued pursuant to the Stock Option for William B. Bond, 3,525 shares to be issued pursuant to the Stock Option for John P. O'Donnell, 7,050 shares to be issued pursuant to the Stock Option for Clark Smith, 14,100 shares to be issued pursuant to the Stock Option for Brian W. Trout, and 705 shares to be issued pursuant to the Stock Option for Steve A. Weed. This Registration Statement also covers any additional shares that may hereafter become exercisable as a result of the adjustment and anti-dilution provisions of each Stock Option.
   (2) Estimated, solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), as the price at which the Stock Options may be exercised.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents constituting Part I of this Registration Statement will be sent or given to optionees, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are incorporated by reference into this Registrant Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Registrant's Annual Report on Form 10-K, as amended on Form 10-K/A, for the fiscal year ended December 31, 1997.

     (2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997.

     (3) The description of Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     All other documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Incorporation of Acsys, Inc. (the "Company") eliminate, subject to certain limited exceptions, the personal liability of a director to the Company or its shareholders for monetary damage for any breach of duty as a director. There is no elimination of liability for (i) a breach of duty involving appropriation of a business opportunity of the Company; (ii) an act or omission which involves intentional misconduct or a knowing violation of law;
(iii) any transaction from which the director derives an improper personal benefit; or (iv) as to any payments of a dividend or any other type of distribution that is illegal under Section 14-2-832 of the Georgia Business Corporation Code (the "GBCC"). In addition, if at any time the GBCC is amended to authorize further elimination or limitation of the personal liability of a director, then the liability of each director of the Company shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended, without further action by the shareholders, unless the provisions of the GBCC require such action. The provision does not limit the right of the Company or its shareholders to seek injunctive or other equitable relief not involving payments in the nature of monetary damages.

     The Company's Bylaws contain certain provisions which provide indemnification to directors of the Company that is broader than the protection expressly mandated in Sections 14-2-852 and 14-2-857 of the GBCC. To the extent that a director or officer of the Company has been successful, on the merits or otherwise, in the defense of any action or proceeding brought by reason of the fact that such person was a director or officer of the Company, Sections 14-2-852 and 14-2-857 of the GBCC would require the Company to indemnify such persons against expenses (including attorney's fees) actually and reasonably incurred in connection therewith. The GBCC expressly allows the Company to provide for greater indemnification rights to its officers and directors, subject to shareholder approval.

     The indemnification provisions in the Company's Bylaws require the Company to indemnify and hold harmless any director who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Company) because he or she is or was a director of the Company, against expenses (including, but not limited to, attorney's fees and disbursements, court costs and expert witness fees), and against judgments, fines, penalties, and amounts paid in settlement incurred by him or her in connection with the action, suit or proceeding. Indemnification would be disallowed under any circumstances where indemnification may not be authorized by action of the Board of Directors, the shareholders or otherwise. The Board of Directors of the Company also has the authority to extend to officers, employees and agents the same indemnification rights held by directors, subject to all the accompanying conditions and obligations. Indemnified persons would also be entitled to have the Company advance expenses prior to the final disposition of the proceeding. If it is ultimately determined that they are not entitled to indemnification, however, such amounts would be repaid.

     The Company has entered into separate indemnification agreements with each of its directors and executive officers, whereby the Company agreed, among other things, to provide for indemnification and advancement of expenses in a manner and subject to terms and conditions similar to those set forth in the Bylaws. These agreements also provide that the Company shall purchase and maintain liability insurance for the benefit of its directors and executive officers. These agreements may not be abrogated by action of the shareholders. There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent. The Company has also agreed to hold the shareholders harmless from, against and in respect of federal income tax liabilities, including interest and penalties imposed thereon (and any state and local income tax liabilities as provided by applicable law), if any, incurred by the shareholders as a result of a final determination of an adjustment (by reason of an amended return, claim for refund, audit, judicial decision or otherwise) to the taxable income of the Company for any period which results in a decrease for any period in the Company's taxable income and a corresponding increase for any period in the taxable income of the shareholders.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.    EXHIBITS

     The exhibits included as part of this Registration Statement are as follows:


Exhibit Number                Description
--------------                -----------
     5.1          Opinion of Alston & Bird LLP
     23.1         Consent of Alston & Bird LLP (included in Exhibit 5.1)
     23.2         Consent of Arthur Andersen LLP
     23.3         Consent of Deloitte & Touche LLP
     24.1 Power of Attorney (included on the signature page contained in Part II hereof)

ITEM 9.  UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Articles of Incorporation, Bylaws or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 24, 1998.

                                          ACSYS, INC.
                                          (Registrant)

                                          By:  /s/ Timothy Mann, Jr.
                                             -----------------------
                                            Timothy Mann, Jr.
                                            Chief Executive Officer


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Acsys, Inc., a Georgia corporation, for such person and not for one another, does hereby constitute and appoint David C. Cooper, Timothy Mann, Jr. and Brady W. Mullinax, Jr., and each of them, a true and lawful attorney in such person's name, place and stead, in any and all capacities, to sign such person's name to any and all amendments, including post-effective amendments, to this Registration Statement, and to sign a Registration Statement pursuant to
Section 462(b) of the Securities Act of 1933, and to cause the same (together with all Exhibits thereto) to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for such person hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

         SIGNATURE                   CAPACITY                  DATE
---------------------------  -------------------------  -----------------

/s/ David C. Cooper          Chairman of the Board      November 24, 1998
---------------------------  of Directors
David C. Cooper


/s/ Timothy Mann, Jr.        Chief Executive Officer    November 24, 1998
---------------------------  and Director (Principal
Timothy Mann, Jr.            Executive Officer)

/s/ Edward S. Baumstein        President, Chief Operating   November 24, 1998
---------------------------    Officer and Director
Edward S. Baumstein


/s/ Beth Monroe Chase          Chief Development Officer,   November 24, 1998
---------------------------    Executive Vice President
Beth Monroe Chase              and Director



/s/ Brady W. Mullinax, Jr.     Chief Financial Officer      November 24, 1998
---------------------------    (Principal Financial and
Brady W. Mullinax, Jr.         Accounting Officer)


/s/ Barry M. Abelson           Director                     November 24, 1998
---------------------------
Barry M. Abelson


/s/ Robert M. Kwatnez          Director                     November 24, 1998
---------------------------
Robert M. Kwatnez


/s/ William Porter Payne       Director                     November 24, 1998
---------------------------
William Porter Payne


/s/ Harry J. Sauer             Director                     November 24, 1998
---------------------------
Harry J. Sauer


/s/ Paul J. Klaassen           Director                     November 24, 1998
---------------------------
Paul J. Klaassen

                                 EXHIBIT INDEX
                                      TO
                      REGISTRATION STATEMENT ON FORM S-8


Exhibit Number                Description
--------------                -----------
     5.1          Opinion of Alston & Bird LLP
     23.1         Consent of Alston & Bird LLP (included in Exhibit 5.1)
     23.2         Consent of Arthur Andersen LLP
     23.3         Consent of Deloitte & Touche LLP
     24.1 Power of Attorney (included on the signature page contained in Part II hereof)